                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


              Addendum to Prospectus Supplement Dated June 30, 2005


                                                 Dated: July 1, 2005


                                 STATE OF ISRAEL
                       JERUSALEM FLOATING RATE LIBOR NOTES
                       -----------------------------------


Initial Interest Rate for Notes purchased during July 2005 is 3.95%. This interest rate was calculated as follows:

Applicable LIBOR     +     Number of basis points      =     Initial Rate
for July 2005              set by State of Israel
                           at beginning of monthly
                           sales period

3.75%                +     20 Basis Points             =     3.95%

Applicable LIBOR is then adjusted each July 1st and January 1st during the term of the notes.

Notes purchased in July 2005 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.